                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            TYLER TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (4)  Date Filed:

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

[TYLER TECHNOLOGIES, INC. LOGO]

                                                                    May 25, 2000



Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Tyler Technologies, Inc. to be held on Wednesday, June 28, 2000, at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas, commencing at 10:00 a.m. At this meeting you will be asked to elect six directors for the ensuing year and to consider and vote upon a proposal to amend the Tyler Technologies, Inc. Stock Option Plan.

         It is important that your shares be represented at the meeting whether or not you are personally in attendance, and I urge you to sign, date, and return the enclosed proxy at your earliest convenience.

                                            Yours very truly,



                                            LOUIS A. WATERS
                                            Chairman of the Board

                            TYLER TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 28, 2000


To the Stockholders of
          TYLER TECHNOLOGIES, INC.:

     Tyler Technologies, Inc. ("Tyler" or the "Company") will hold its annual meeting of stockholders (the "Annual Meeting") at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas, on Wednesday, June 28, 2000, at 10:00 a.m., Dallas time, for the following purposes:

     (1) to elect six directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

     (2) to consider and vote upon a proposal to amend and restate the Tyler Technologies, Inc. Stock Option Plan (the "Tyler Option Plan") as described in this proxy statement; and

     (3) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on May 15, 2000 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company, 2800 West Mockingbird Lane, Dallas, Texas, for the ten day period immediately before the Annual Meeting.

     PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. No postage is required if the proxy card is mailed in the United States. Prompt response by our stockholders will reduce the time and expense of solicitation.

     The enclosed 1999 Annual Report does not form any part of the proxy solicitation material.

                                   By Order of the Board of Directors



                                              Deanie Morel
                                               Secretary


Dallas, Texas
May 25, 2000

THE ANNUAL MEETING

PLACE, DATE, AND TIME

     The Annual Meeting will be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas on Wednesday, June 28, 2000, at 10:00 a.m., local time.

MATTERS TO BE CONSIDERED

     At the Annual Meeting, the stockholders of Tyler will be asked to consider and vote upon proposals to (i) elect a board of directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) approve the amended and restated Tyler Option Plan (the "Amended Plan"); and (iii) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Proposal One - Election of Directors

     At the Annual Meeting, the stockholders of the Company will be asked to elect a board of six directors. Each of the six nominees for directors currently serve on the Company's Board of Directors (the "Tyler Board"). The nominees for director for the Tyler Board are Ernest H. Lorch, Frederick R. Meyer, William D. Oates, C.A. Rundell, Jr., Louis A. Waters, and John M. Yeaman. For more information regarding the nominees for directors to the Tyler Board, see "Tyler Management - Directors and Executive Officers."

     Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the six nominees for the Tyler Board as described herein. The proxies cannot be voted for more than six nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Tyler Board may select. Stockholders may withhold authority to vote for any nominee by entering the name of such nominee in the space provided for such purpose on the proxy card.

         THE TYLER BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

Proposal Two - Amended and Restated Tyler Option Plan

     At the Annual Meeting, the stockholders will also be asked to consider and vote upon a proposal to approve the Amended Plan. The principal changes proposed by the Amended Plan include (i) increasing the number of shares of Company common stock, $.01 par value per share (the "Common Stock") subject to the Tyler Option Plan from 4,300,000 to 5,500,000, (ii) providing that options may be granted under the Tyler Option Plan to non-employee directors and consultants,
(iii) adding a change of control provision, and (iv) permitting cashless and stock-for-stock exercises. The Amended Plan is intended to enable the Company to provide additional incentives to selected key employees and non-employee directors of and consultants to the Company and its subsidiaries whose performance and responsibilities are determined to have a direct and significant effect on the performance of the Company and its subsidiaries.

     Purpose of the Plan. Stock options are designed to strengthen the commitment of selected key employees, directors and consultants to the Company, its subsidiaries and its stockholders, to motivate those individuals to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent entrepreneurial-type management dedicated to the long-term growth and profitability of the Company. The Company believes this can best be accomplished by tying a portion of compensation to appreciation in the market value of the Company's Common Stock so that the management and key employees of the Company and its subsidiaries and non-employee directors and consultants are rewarded only if the value of the stockholders' investment in the Company has appreciated. The increase in shares subject to the Amended Plan has become increasingly important as the Company pursues its growth strategy of building a nationally integrated information management services, systems, and outsourcing company serving local governments and other enterprises. A copy of the Amended Plan is attached as Appendix A.

     Amendment Submitted for Approval. The Tyler Stock Option Plan was established on March 13, 1990 and has been amended since that time. On May 11, 2000 the Tyler Board approved the Amended Plan.

     The approval of the Amended Plan requires the favorable vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. It is being submitted in order to comply with federal income tax and other requirements. Management recommends voting in favor of the Amended Plan.

     If the Amended Plan is not approved by the stockholders, the Company will continue to maintain the Tyler Option Plan as amended and restated by the Amended Plan; however, any options granted as incentive stock options prior to the Annual Meeting at a time when the aggregate number of shares subject to outstanding options exceeded the aggregate number of shares then available for issuance under the Tyler Option Plan will be considered nonqualified stock options.

     Description of the Amended Plan. The Amended Plan is designed to permit the appropriate administering committee to grant options to key employees, directors, and consultants of the Company or its subsidiaries to purchase shares of Common Stock. The Amended Plan requires that the purchase price under each incentive stock option will not be less than 100% of the fair market value of the Common Stock at the time of the grant of the option. The fair market value per share is the reported closing price of the Common Stock on the New York Stock Exchange on the date of the grant of the option, or if no sale of Common Stock shall have been reported on such date of grant, on the next preceding day or the last day prior to the date of grant when the sale was reported. The option period may not be more than ten years from the date the option is granted. Except with respect to options granted to officers and directors, the Executive Committee of the Tyler Board grants options to eligible individuals, determines the purchase price and option period at the time the option is granted, and administers and interprets the Amended Plan. The Compensation Committee of the Tyler Board grants options and administers the Amended Plan with respect to officers of the Company and the entire Tyler Board grants options and administers the Amended Plan with respect to directors of the Company. Options may be exercised in annual installments as specified by the administering committee or, if applicable, the Tyler Board. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until expiration of the option. The Amended Plan contains provisions governing "Changes of Control", as defined therein, including accelerated vesting of options under certain circumstances.

     The exercise price of options is paid in cash or by check at the time of exercise or, if the option agreement allows and if approved by the administering committee or, if applicable, the Tyler Board, by the tender of Common Stock owned by the optionee in lieu of cash payment of the option price, or through a combination thereof; provided that such shares either (i) have been owned by the optionee for more than six months and have been "paid for" within the meaning of Rule 144 promulgated under the Securities Act of 1933 or (ii) were obtained by the optionee in the public market (hereunder referred to as "Qualifying Shares"). If the option is exercised by tendering Qualifying Shares, the number of shares tendered shall be determined by the fair market value per share of the Common Stock on the date of the exercise, as determined by the Company. An option agreement may also provide that the exercise price of an option may be paid through the cashless exercise method whereby the optionee authorizes a broker designated by the Company to sell a specified number of the shares of Common Stock to be acquired by the optionee on the exercise of the option, having a then fair market value equal to the sum of the exercise price of the option, plus any transaction costs. The remainder of the shares not sold will be delivered to the optionee. Shares of Common Stock deliverable upon exercise of the options may be transferred from treasury or issued from authorized but unissued shares.

     Unless sooner terminated by action of the Tyler Board, the Amended Plan will terminate on May 11, 2010, and no options may thereafter be granted under the Amended Plan. The Amended Plan may be amended, altered, or discontinued by the Tyler Board without the approval of the stockholders, except that any amendment to change the individuals or class of individuals who are eligible to receive options or the aggregate number of shares that may be issued under options shall be submitted to the stockholders for approval. The administering committee or, if applicable, the Tyler Board, however, may make appropriate adjustments in the number of shares covered by the Amended Plan, the number of shares subject to outstanding options, and the option prices to reflect any stock dividend, stock split, share combination, or other recapitalization and, with respect to outstanding options and option prices, to reflect any merger, consolidation, reorganization, liquidation or similar transaction of or by the Company.

     Incentive stock options and nonqualified stock options may be granted under the Amended Plan to key employees of the Company or its subsidiaries. Key employees are defined in the Amended Plan to be those employees whose performance and responsibilities are determined by the appropriate administering committee to have a direct and significant effect on the success of the Company and its subsidiaries. Directors who are not employees of the Company or one of its subsidiaries, as well as consultants, are eligible for the grant of nonqualified stock options. Currently approximately two persons who are either directors or consultants are eligible to receive options under the Amended Plan. Additional options may be granted to persons to whom options have previously been granted. There is no restriction in the Amended Plan on the maximum or minimum number of shares of Common Stock covered by options that may be granted to any person.

     Both incentive stock options and nonqualified stock options may be granted under the Amended Plan. Incentive stock options are options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options are options that do not meet the requirements of Section 422 of the Code. No incentive stock option, however, may be granted under the Amended Plan to an employee who owns more than 10% of the voting power of all classes of securities of the Company or its parent or subsidiaries unless the option price is at least 110% of the fair market value of the Common Stock at the date of grant and the option is not exercisable more than five years after it is granted. There is no limit on the fair market value of incentive stock options that may be granted to an employee in any calendar year, but no employee may be granted incentive stock options that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An incentive stock option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

     The administering committee or, if applicable, the Tyler Board may provide for termination of options granted under the Amended Plan in case of termination of employment, directorship, consultant relationship, dishonesty, or any other reason the appropriate committee or, if applicable, the Tyler Board determines. If an option under the Amended Plan expires or terminates before it has been exercised in full, the shares of Common Stock allocable to the unexercised portion of that option may be made the subject of future grants of options under the Amended Plan. Upon termination of the employment, directorship, or consultant relationship of an optionee holding an option under the Amended Plan, his option is exercisable for a period of 30 days after termination, and thereafter his option terminates. If the optionee dies or becomes disabled before the termination of his right to exercise his option, the legal representatives of his estate, or the optionee in the event of his disability, may exercise his option provided the option is exercised prior to the date of expiration of the option period or one year from the date of the optionee's death or disability, whichever first occurs, and the option may be exercised only as to those shares the optionee could have purchased under the option on the date of death, disability or other termination. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by him.

     Tax Status of Options. An optionee has no taxable income, and the Company is not entitled to a deduction, at the time of the grant of an option. All stock options that qualify under the rules of Section 422 of the Code will be entitled to "incentive stock option" treatment. To receive incentive stock option treatment, an optionee must not dispose of the acquired stock within two years after the option is granted or within one year after the exercise. In addition, the individual must have been an employee of the Company or one of its subsidiaries (or their predecessors) for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the incentive stock option, and any gain upon sale of the stock will be entitled to capital gain treatment. The employee's gain on exercise (the excess of the fair market value at the time of exercise over the exercise price) of an incentive stock option is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

     If an employee does not meet the two-year and one-year holding requirement (a "disqualifying disposition"), tax will be imposed at the time of sale of the stock. In such event, the employee's gain on exercise of the incentive stock option will be compensation to him taxed as ordinary income rather than capital gain to the extent the fair market value of the acquired Common Stock on the date of exercise of the incentive stock option exceeds the aggregate exercise price paid for that Common Stock, and the Company will be entitled to a corresponding deduction at the time of sale. Any remaining gain on sale of that Common Stock (equal to the excess of the amount realized on the disqualifying disposition of that Common Stock over its fair market value on the date of the exercise of the incentive stock option) will be long-term capital gain if the optionee held that Common Stock for more than one year. If the amount realized on the disqualifying distribution is less than the fair market value of the Common Stock on the date of exercise of the incentive stock option, the total amount includable in optionee's gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the disqualifying disposition over the exercise price.

     An optionee, upon exercise of a nonqualified stock option that does not qualify as an incentive stock option, recognizes ordinary income in an amount equal to the gain on exercise. The exercise of a nonqualified stock option entitles the Company to a tax deduction in the same amount as is includable in the income of the optionee for the year in which the exercise occurred. Any gain or loss realized by an optionee on subsequent disposition of shares generally is a capital gain or loss and does not result in any tax deduction to the Company.

     Different tax consequences may result from stock-for-stock and cashless exercises of options.

     THE FOREGOING SUMMARY OF THE EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE TYLER OPTION PLAN DOES NOT PURPORT TO BE COMPLETE, AND IT IS RECOMMENDED THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE FOREGOING SUMMARY IS BASED UPON PRESENT FEDERAL INCOME TAX LAWS AND ARE SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE, OR LOCAL LAW IS NOT COVERED IN THIS SUMMARY.

     THE TYLER BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDED AND RESTATED TYLER OPTION PLAN.


RECORD DATE AND VOTING

     Only holders of record of Common Stock on May 15, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. There were issued and outstanding 43,345,687 shares of Common Stock on the Record Date. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of Tyler on the Record Date on any matter submitted to a vote of the Company's stockholders. The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders to determine total number of votes cast. Abstentions are not counted as votes for or against any proposal. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved.

VOTE REQUIRED

     The affirmative vote of the holders of shares of Common Stock, having a plurality of the voting power of the Company, in person or by proxy, is required to elect directors. The affirmative vote of the holders of shares of Common Stock, having a majority of the voting power of the shares actually voted at the Annual Meeting, is required to approve the Amended Plan.

PROXY SOLICITATION, REVOCATION, AND EXPENSE

     The accompanying proxy is being solicited on behalf of the Tyler Board. All proxies that are properly completed, signed, and returned prior to the Annual Meeting will be voted as indicated on the proxy. If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by (i) filing a written notice of revocation received by the person or persons named therein,
(ii) the stockholder attending the Annual Meeting and voting the shares covered thereby in person, or (iii) delivering another duly executed proxy dated subsequent to the date thereof to the addressee named in the enclosed proxy.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of each of the proposals considered and of each of the nominees for director named therein.

     The Company will bear the expense of preparing, printing, and mailing the proxy solicitation material and the proxy. In addition to use of the mail, proxies may be solicited by personal interview, telephone, and telegram by directors, officers, and employees of the Company. The Company may also engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The Company estimates that the fee of any such firm will not exceed $5,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                TYLER MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following is a brief description of the directors and executive officers of the Company. Directors hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Executive officers are elected by the Tyler Board at its annual meeting and hold office until its next annual meeting or until their successors are elected and qualified.

Directors and Executive Officers of Tyler

Name / Age                          Present Position                                        Served Since
----------                          ----------------                                        ------------
Louis A. Waters, 61                 Co-Chief Executive Officer                                      2000
                                    Chairman of the Board                                           1997
John M. Yeaman, 59                  Co-Chief Executive Officer                                      2000
                                    President                                                       1998
                                    Director                                                        1999
Theodore L. Bathurst, 50            Vice President and Chief Financial Officer                      1998
Brian B. Berry, 44                  Vice President - Corporate Development                          1998
Brian K. Miller, 41                 Vice President - Finance                                        1999
                                    Treasurer                                                       1997
John D. Woolf, 55                   Senior Vice President - Administration                          1999
William D. Oates, 59                Chairman of the Executive Committee and Director                1998
C.A. Rundell, Jr., 68               Director                                                        1966
Ernest H. Lorch, 67                 Director                                                        1993
Frederick R. Meyer, 72              Director                                                        1967

Business Experience of Directors and Executive Officers

     Louis A. Waters has been Chairman of the Board of the Company since October 1997, after being elected director of the Company in August 1997. In March 2000, Mr. Waters was also elected Co-Chief Executive Officer of the Company. Mr. Waters is currently a member of the Executive Committee and the Compensation Committee of the Tyler Board. Mr. Waters was the founding Chairman of the Board and Chief Executive Officer of Browning-Ferris Industries, Inc. ("BFI"). He recently directed BFI's international activities, serving as Chairman and Chief Executive Officer of BFI International, Inc. from 1991 to March 1997, at which time he retired from full-time employment with BFI. From 1988 to March 1997, Mr. Waters was Chairman of the BFI Finance Committee, and from 1980 through 1988, he was Chairman of the BFI Executive Committee. Mr. Waters also served as Chairman of the Board and Chief Executive Officer of BFI from 1969 through 1980. Mr. Waters is also a director of Team, Inc.

     John M. Yeaman is President and Co-Chief Executive Officer of the Company, a position he has held since March 2000. From December 1998 until March 2000, Mr. Yeaman was President and Chief Executive Officer of the Company. Since September 1998, Mr. Yeaman has also served as President and Chief Executive Officer of Business Resources Corporation, a subsidiary of the Company ("Resources"). Mr. Yeaman was elected to the Tyler Board in February 1999. Mr. Yeaman was previously employed by Electronic Data Systems Corporation ("EDS"), where he served as the director of a worldwide Strategic Support Unit managing $2 billion in real estate assets. Prior to that position, Mr. Yeaman had been associated with EDS as a service provider since 1980. Mr. Yeaman began his career with Eastman Kodak Company. Mr. Yeaman also serves on the Board of Directors of Eagle National Bank in Dallas.

     Theodore L. Bathurst has been Vice President and Chief Financial Officer of the Company since October 1998. Mr. Bathurst was previously an audit partner in the Dallas office of KPMG Peat Marwick LLP ("KPMG"), where he served as engagement partner on the accounts of a variety of information, communications, and high technology companies. Mr. Bathurst was also designated by KPMG as a Securities and Exchange Commission ("SEC") partner responsible for the review of filings made by public companies with the SEC. Mr. Bathurst, a certified public accountant, serves as a board member of the Texas Society of CPAs.

     Brian B. Berry has been Vice President-Corporate Development of the Company since August 1998. Mr. Berry is one of the founders of The Software Group, a subsidiary of the Company ("TSG"), and has served as an officer and director of TSG with various responsibilities since its inception in 1981, most recently as Vice President.

     Brian K. Miller has been Vice President - Finance and Treasurer of the Company since May 1999 and was Vice President - Chief Accounting Officer and Treasurer of the Company from December 1997 to April 1999. From June 1986 through December 1997, Mr. Miller held various senior financial management positions at Metro Airlines, Inc. ("Metro"), a regional airline holding company. Mr. Miller was Chief Financial Officer of Metro from May 1991 to December 1997 and also held the office of President of Metro from January 1993 to December 1997. From March 1994 to November 1995, Mr. Miller also held the position of Vice President and Chief Financial Officer of Lone Star Airlines, a regional airline. Mr. Miller is a certified public accountant.

     John D. Woolf has been Senior Vice President - Administration of the Company since December 1999. Mr. Woolf has also served as Executive Vice President and Chief Financial Officer of Resources since November 1994. Mr. Woolf is a certified public accountant.

     William D. Oates has been Chairman of the Board of Resources since its inception in 1993 and was President of Resources from 1993 until September 1998. Mr. Oates was appointed director of the Company in February 1998 following the Company's acquisition of Resources and is Chairman of the Executive Committee of the Tyler Board. From 1987 through 1994, Mr. Oates acquired or formed and served as President or a principal executive officer of American Title Company of Dallas, Austin Title Company, Commercial Abstract and Title Company, and other title insurance agencies in Texas, as well as a title insurance underwriting company. Mr. Oates held these companies through American Title Company of Dallas, of which he was the principal owner and President until his sale of the company in November 1994.

     C. A. Rundell, Jr. has been a director of the Company since 1966 and is a member of the Executive Committee of the Tyler Board. Mr. Rundell served as President and Chief Executive Officer of the Company from October 1997 to December 1998, as Chairman of the Board from October 1996 to October 1997, and Interim Chief Executive Officer of the Company from October 1996 to March 1997. Mr. Rundell has been Chairman of the Board of NCI Building Systems, Inc. since April 1989 and Chairman of the Board of Integrated Security Systems, Inc. since March 1999. He is also a director of Dain Rauscher Corporation, Tandy Brands Accessories, Inc., Renaissance US Growth and Income Trust PLC, and Renaissance Capital Growth and Income Fund III, Inc.

     Ernest H. Lorch is counsel to the law firm of Whitman Breed Abbott & Morgan LLP, a position he has held since December 1992. Mr. Lorch retired as Chairman of the Board and Chief Executive Officer of Dyson-Kissner-Moran Corporation ("DKM"), a private investment company, in December 1992, a position he held since January 1990. Mr. Lorch was President and Chief Operating Officer of DKM from June 1984 to January 1990. He was also Senior Chairman of the Board of Varlen Corporation until 1999 when Varlen was acquired by a third party. Mr. Lorch was elected to the Tyler Board in October 1993, and he currently serves as a member of the Compensation Committee and as Chairman of the Audit Committee of the Tyler Board.

     Frederick R. Meyer has been Chairman of the Board of Aladdin Industries, Inc., a diversified company principally engaged in the manufacture of thermosware and related products since July 1985. Mr. Meyer has also been President and Chief Executive Officer of Aladdin Industries, Inc. from October 1995 to present and from May 1987 to September 1994. Mr. Meyer served as President of Tyler from August 1983 through December 1986. Mr. Meyer has been a director of the Company since 1967 and is currently a member of the Audit Committee and Chairman of the Compensation Committee of the Tyler Board. He is also a director of Palm Harbor Homes, Inc., and Southwest Securities Group, Inc.

COMMITTEES AND MEETINGS OF THE TYLER BOARD

     The business of the Company is managed under the Tyler Board. The Tyler Board meets periodically during the fiscal year to review significant developments affecting the Company and to act on matters requiring Tyler Board approval. The Tyler Board met eight times during 1999. Each member of the Tyler Board participated in at least 75% of all Tyler Board and committee meetings held during 1999 that he served as a director and/or committee member.

     The Tyler Board has established an Audit Committee, Compensation Committee, and Executive Committee to devote attention to specific subjects and to assist the Tyler Board in the discharge of its responsibilities. The functions of these committees is described below. The Company has no nominating committee; instead the entire Tyler Board is responsible for selecting nominees for election as directors.

     Audit Committee. During 1999, the Audit Committee was comprised of Louis A. Waters and Ernest H. Lorch. Effective March 2000 the Audit Committee is comprised of Ernest H. Lorch and Frederick R. Meyer. The Audit Committee's duties include considering the independence of the independent auditors before the Company engages them; reviewing with the independent auditors the fee, scope, and timing of the audit; reviewing the completed audit with the independent auditors regarding any significant accounting adjustments, recommendations for improving internal controls, appropriateness of accounting policies, appropriateness of accounting and disclosure decisions with respect to significant unusual transactions or material obligations and significant findings during the audit; reviewing the Company's financial statements and related regulatory filings with the independent auditors; and meeting periodically with the Company's management to discuss internal accounting and financial controls. The Audit Committee met twice during 1999.

     Compensation Committee. During 1999, the Compensation Committee was comprised of Louis A. Waters, Ernest H. Lorch, and Frederick R. Meyer. The Compensation Committee has final authority on all executive compensation and periodically reviews compensation, employee benefit plans, and other benefits paid to or provided for officers and directors of the Company. The Compensation Committee also approves annual salaries and bonuses for Company officers to ensure that the recommended salaries and bonuses are not unreasonable. The Compensation Committee met once during 1999.

     Executive Committee. During 1999, the Executive Committee was comprised of Louis A. Waters, William D. Oates, and C.A. Rundell, Jr. The Executive Committee has authority, as delegated by the Tyler Board, to act for the Tyler Board, but may not commit the Company to an expenditure in excess of $10,000,000 without full Tyler Board approval. The Executive Committee meets periodically throughout the year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") and New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file with the SEC. Based solely on the Company's review of the copies of such forms it has received during the year, the Company believes that during the year ended December 31, 1999, all the Company's directors, officers, and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of May 15, 2000 by (i) each of the "Named Executive Officers" (as defined in Regulation S-K of the Securities Act of 1933, as amended), (ii) each director of Tyler, (iii) each beneficial owner of more than 5% of the outstanding shares of Common Stock, and
(iv) all executive officers and directors of Tyler as a group.

Name and Address of Beneficial Owner                 Amount and Nature of Ownership        Percent of Class(1)(2)
------------------------------------                 ------------------------------        -----------------------

William D. Oates                                               7,751,000(3)                                  17.9%
     2800 W. Mockingbird Lane
     Dallas, Texas 75235

Louis A. Waters                                                2,509,900(4)                                   5.5%
     520 Post Oak Boulevard, Suite 850
     Houston, Texas 77027

Brian B. Berry                                                  660,644(5)                                    1.5%

C.A. Rundell, Jr.                                               536,943(6)                                    1.2%

John M. Yeaman                                                  490,517(7)                                    1.1%

Frederick R. Meyer                                              201,249(8)                                       *

John D. Woolf                                                   166,667(9)                                       *

Theodore L. Bathurst                                             60,000(10)                                      *

Ernest H. Lorch                                                  50,000                                          *

All directors and executive officers as a group (10 persons) 12,464,587(11)                                  27.1%

-----------------------------

*        Less than one percent of the outstanding Common Stock

(1) Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, the stockholders listed in the table have both sole voting power and sole investment power with respect to such shares, subject to community property laws where applicable and the information contained in the other footnotes to the table.

(2) Based on 43,345,687 shares of Common Stock outstanding at May 15, 2000. Each owner's percentage is calculated by dividing (a) the number of shares beneficially held by such owner by (b) the sum of (i) 43,345,687 plus (ii) the number of shares such owner has the right to acquire within sixty days.

(3) Includes beneficial ownership of 1,600,000 shares of Common Stock over which Mr. Oates has sole voting power, but no investment power, pursuant to collateral pledge agreements securing payment for the sale of such shares.

(4) Includes beneficial ownership of 2,000,000 shares of Common Stock subject to a warrant issued to Richmond Partners, Ltd. at an exercise price of $2.50 per share. Mr. Waters is the sole general partner of Richmond and deemed the beneficial owner of these shares.

(5) Includes beneficial ownership of 68,700 shares of Common Stock held in a foundation in which Mr. Berry is deemed to have sole voting power.

(6) Includes beneficial ownership of 395,764 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days, beneficial ownership of 20,000 shares of Common Stock held in a foundation in which Mr. Rundell has sole voting power, and 4,969 shares of Common Stock held in an individual retirement account in which Mr. Rundell has sole voting power.

(7) Includes beneficial ownership of 66,667 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days and 7,300 shares of Common Stock owned by a foundation in which Mr. Yeaman is deemed to have shared voting power.

(8) Includes beneficial ownership of 60,000 shares of Common Stock held in an individual retirement account in which Mr. Meyer has sole voting power.

(9) Includes beneficial ownership of 16,667 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days.

(10) Includes beneficial ownership of 50,000 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days.

(11) Includes 2,000,000 shares of Common Stock subject to a warrant, 565,765 shares of Common Stock that are issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days, and 1,760,969 shares of Common Stock held in foundation, individual retirement accounts, and other arrangements in which named persons have sole or shared voting power.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid for all services rendered to the Company and its subsidiaries in all capacities during fiscal years 1999, 1998, and 1997 by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total annual salary and bonus earned during fiscal year 1999 exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION             LONG-TERM COMPENSATION AWARDS
                                   ---------------------------------------   ----------------------------
                                                                  OTHER                      SECURITIES
                                                                  ANNUAL      RESTRICTED     UNDERLYING
NAME AND PRINCIPAL                                                COMPEN-       STOCK          OPTIONS/        ALL OTHER
     POSITION            YEAR        SALARY          BONUS       SATION(1)      AWARDS          SARS         COMPENSATION(2)
------------------      -------    -----------     ----------    ---------   ------------    ------------    --------------
John M. Yeaman           1999      $225,000         $200,000          --             --          25,000              --
    President and          1998        76,302(3)       100,000          --             --         250,000              --
    Co-Chief Executive
    Officer of the
    Company

Theodore L. Bathurst     1999       252,400          125,000          --             --          15,000              --
    Vice President and   1998        57,841(4)        40,000          --             --         250,000              --
    Chief Financial
    Officer of the
    Company

Brian B. Berry           1999       202,000         253,200(5)        --             --              --          $3,200
    Vice                 1998                       100,000           --             --              --           1,631
    President -                     172,945(6)
    Corporate
    Development of
    the Company and
    Vice President of
    TSG

William D. Oates         1999       180,000         188,000           --             --              --              --
    Chairman of the     1998       157,083(7)           --           --             --              --              --
    Executive
    Committee of the
    Company and of
    Resources

John D. Woolf            1999       129,000         145,000(5)        --             --          25,000                --
    Senior Vice          1998       103,890(7)       50,000           --             --              --                --
    President -
    Administration of
    the Company and
    Executive Vice
    President and
    Chief Financial
    Officer of
    Resources


--------------

(1) Certain of the Company's executive officers receive personal benefits in addition to salary. The aggregate amount of the personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total annual salary for the named executive officer and therefore has been omitted.

(2)  Employer contributions to a Profit Sharing Plan.

(3)  Employment commenced in September 1998.

(4)  Employment commenced in October 1998.

(5) Bonus compensation relates to services provided to the Company as well as certain operating subsidiaries.

(6)  Salary since the acquisition of TSG on February 19, 1998.

(7)  Salary since the acquisition of Resources on February 19, 1998.



                            OPTION/SAR GRANTS IN 1999

The following table shows stock option grants during 1999 to the Named Executive
Officers:

                             NUMBER OF       PERCENT OF TOTAL
                            SECURITIES         OPTIONS/SARS
                            UNDERLYING          GRANTED TO         EXERCISE                     GRANT DATE
                            OPTION/SARS        EMPLOYEES IN        PRICE PER     EXPIRATION      PRESENT
         NAME                 GRANTED           FISCAL YEAR          SHARE          DATE        VALUE $(1)
-----------------------    --------------    -----------------    -----------    ----------    ------------
John M. Yeaman(2).........    25,000                2%              3.875         4/14/09        $68,750
Theodore L. Bathurst(3)...    15,000                1%              3.875         4/14/09        $41,250
Brian B. Berry............        --               --                  --              --             --
William D. Oates..........        --               --                  --              --             --
John D. Woolf.............    25,000                2%              3.875         4/14/09        $68,750


----------------------

(1) The present value was determined using the Black-Scholes option-pricing model, assuming an expected life of seven years and a dividend yield of $0. In addition, expected volatility and risk-free interest rate, were assumed to be .70 and 5.3%, respectively.

(2) Includes 3 options granted as incentive stock options and 24,997 options granted as non-qualified stock options.

(3) Includes 3 options granted as incentive stock options and 14,997 options granted as non-qualified stock options.

         OPTION/SAR EXERCISES DURING 1999 AND YEAR-END OPTION/SAR VALUES

     The following table shows stock option exercises during 1999 by each of the named executive officers and the value of unexercised options at December 31, 1999:

                                                                                                    VALUE OF
                                                                     NUMBER OF                     UNEXERCISED
                                                              UNEXERCISED OPTIONS/SARS             IN-THE-MONEY
                                                                         AT                      OPTIONS/SARS AT
                                    NUMBER OF                   DECEMBER 31, 1999(1)           DECEMBER 31, 1999(2)
                                     SHARES        VALUE      -------------------------     -------------------------
              NAME                  EXERCISED    REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-------------------------------     ---------    ---------    -------------------------     -------------------------
John M. Yeaman..............                                       58,333 / 216,667               $16,666 / $39,584
Theodore L. Bathurst........          5,000       $9,687           50,000 / 210,000               $    -- / $16,250
Brian B. Berry..............                                             --                              --
William D. Oates............                                             --                              --
John D. Woolf...............                                        8,333 /  16,667               $13,541 / $27,084

---------------------------

(1) As of December 31, 1999, options to purchase an aggregate of 3,417,583 shares of Common Stock were outstanding with a weighted average exercise price per share of $5.55 and expiring between January 27, 2005 and November 4, 2009.

(2) Amount is based on a year-end market value of $5.50 per share. Theodore L. Bathurst's exercise price exceeded the year-end market value for 50,000 exercisable shares and 200,000 unexercisable shares.

COMPENSATION OF DIRECTORS

     Each non-employee director receives an annual fee of $15,000, plus $1,000 for each Tyler Board meeting and $500 for each committee meeting attended.

EMPLOYMENT CONTRACTS

     On October 7, 1998, the Company entered into an employment agreement with Theodore L. Bathurst, which provides that the Company pay Mr. Bathurst for his services as Vice President and Chief Financial Officer of the Company a salary of $250,000 and a minimum guaranteed bonus of $37,500 for 1998. Mr. Bathurst will participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the Company. In addition, the Company granted Mr. Bathurst options to purchase 250,000 shares of Common Stock (77,665 of which are incentive stock options and 172,335 of which are non-qualified stock options) at $6.44 per share, the closing price on October 7, 1998. The incentive and non-qualified stock options will vest ratably on each October 7, 1999-2003. The agreement also provides for a severance payment equal to one year of his then current base salary if he is terminated for any reason other than cause, as specified in the agreement.

     Effective February 19, 1998, the Company entered into an employment, confidentiality, non-solicitation, and non-competition agreement with Brian B. Berry, which provides that the Company will pay Mr. Berry a salary of at least $200,000 per year for his services to the Company. In addition, Mr. Berry is eligible to participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries. Mr. Berry will also receive all employee benefits and perquisites normally offered to executive employees. The employment and confidentiality portions of the agreement expire February 19, 2003, and the non-solicitation and non-competition portions of the agreement expire the later of February 19, 2003 or the second anniversary of Mr. Berry's termination.

     Effective February 19, 1998, the Company entered into an employment, confidentiality, non-solicitation, and non-competition agreement with William D. Oates, which provides that the Company will pay Mr. Oates a salary of at least $200,000 per year for his services to the Company. In addition, Mr. Oates is eligible to participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries. Mr. Oates will also receive all employee benefits and perquisites normally offered to executive employees. The employment and confidentiality portions of the agreement expire February 19, 2001, and the non-solicitation and non-competition portions of the agreement expire the later of February 19, 2003 or the third anniversary of Mr. Oates' termination.

     Effective January 1, 1998, the Company entered into an employment agreement with John D. Woolf which expires December 31, 2004. The agreement provides that the Company pay Mr. Woolf an annual base salary of at least $120,000. In addition, Mr. Woolf is eligible to participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries. Mr. Woolf also receives all employee benefits and perquisites normally offered to the executive employees. The agreement also provides that, in the event Mr. Woolf is terminated for any reason other than cause, as specified in the agreement, he will continue to be paid his base salary for the remaining term of the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Members of the Compensation Committee of the Tyler Board are Ernest H. Lorch, Frederick R. Meyer, and Louis A. Waters. Mr. Waters is Co-Chief Executive Officer of the Company and Mr. Meyer was previously an officer of the Company.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee, a committee of the Tyler Board, has the responsibility for final approval for all compensation to officers and directors of the Company, including the duty to ensure that compensation paid to executive officers does not exceed reasonable amounts and is based on objective standards. The Compensation Committee approves or disapproves the recommendations of management regarding compensation according to the guidelines set forth below.

     The Company's personnel policy is to employ outstanding management in order to obtain outstanding results. To attract and retain high-level individuals, the Company may pay above-median compensation or provide stock ownership and stock option incentives to its executive officers. From time to time, salaries, bonuses, and other compensation of executive officers are evaluated by reference to nationwide comparisons for the industries in which the Company operates.

     A substantial portion of each executive officer's potential total compensation is in the form of bonuses and options. Annual bonuses vary significantly based on the Company's results and revenue growth, the achievement of strategic objectives of the Company, and each individual's contribution toward that performance.

     The Compensation Committee made stock option grant determinations for executive officers in April 1999. Stock options granted to executive officers in 1999 were granted at 100% of fair market value on the date of grant, have a 10-year term, and become exercisable in three equal annual installments, beginning on the date of grant. Any value actually realized by an executive officer from an option grant depends completely upon increases in the price of Tyler common stock.

     The Compensation Committee considered each officer's continuing contribution to achieving the strategic objectives of the Company and granted each officer options at a price per share of $3.875 (the market value of Tyler's common stock on the date of grant, April 14, 1999). The Compensation Committee intended for the stock option grants to recognize progress toward accomplishment of the Company's strategic objectives and, since these stock options will result in increased compensation to an executive officer only if Tyler's stock price increases, focus the executive officers on building value for stockholders.


CHIEF EXECUTIVE OFFICER COMPENSATION

     John M. Yeaman was elected President and Chief Executive Officer of the Company in December 1998. In 1999, Mr. Yeaman's cash compensation consisted of a base salary of $225,000 plus a bonus of $200,000. In determining Mr. Yeaman's cash compensation in 1999, the Compensation Committee considered several factors, including the Company's substantial growth and overall financial performance during 1999 relative to its announced strategy and target goals, Mr. Yeaman's contributions to such growth and performance, and the levels of compensation of chief executive officers of companies of similar size in similar industries. In addition, Mr. Yeaman was granted options to acquire 25,000 shares of Common Stock, which vested one-third upon the date of grant and one-third on each of the first and second anniversary of the date of grant. The Compensation Committee believes that these options will align Mr. Yeaman's interest with the long-term growth interests of the Company and the stockholders.

     This report is submitted by the Compensation Committee.

                  Ernest H. Lorch
                  Frederick R. Meyer
                  Louis A. Waters


STOCK PERFORMANCE CHART

     The following chart compares the return on the Company's Common Stock for the last five years with the Standard and Poors ("S&P") 500 Index and a Peer Group Index which is comprised of companies with similar market capitalization of approximately $220 million. A list of the Companies included in the Peer Group Index is located at Appendix B. Prior to 1998, the Company was a diversely based enterprise selling products and services through a few distinctly different operating companies. In 1998, the Company implemented a new strategy to build a nationally integrated information management services, systems and outsourcing company initially serving local governments and other enterprises. The Company believes the Peer Group Index is more representative of its current strategy and prior history. The comparison assumes $100 was invested on December 31, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends and distributions.


           Tyler         S&P 500       Peer Group
           -----         -------       ----------
1994      100.00         100.00         100.00
1995       84.60         137.58         137.58
1996       57.69         169.17         155.73
1997      169.22         225.6          185.61
1998      188.45         290.08         146.6
1999      169.22         351.12         133.65


CERTAIN TRANSACTIONS

     Periodically during 1999, the Company leased a private airplane owned by William D. Oates for business related trips, for which payments aggregated approximately $133,000. Mr. Oates is Chairman of the Executive Committee of the Tyler Board and a director of the Company.


STOCKHOLDER PROPOSALS

     Any proposals that stockholders of the Company desire to have presented at the 2001 annual meeting of stockholders must be received by the Company at its principal executive offices not later than January 22, 2001.


INDEPENDENT AUDITORS

     Ernst & Young LLP acted as the Company's independent auditors for 1999. One or more representatives of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement, and will respond to appropriate questions from stockholders. The Audit Committee has not yet appointed the independent auditors for 2000.



                                      By Order of the Board of Directors,



                                                 Deanie Morel
                                                   Secretary

Dallas, Texas

May 25, 2000

APPENDIX A


                                       THE
                            TYLER TECHNOLOGIES, INC.
                                STOCK OPTION PLAN
                    [AMENDED AND RESTATED AS OF MAY 12, 2000]

                                  INTRODUCTION

     On May 12, 2000, the Board of Directors of Tyler Technologies, Inc. adopted the following 2000 Stock Option Plan:

     1. PURPOSE. The purpose of the Plan is to provide certain Key Employees, non-employee directors and consultants with a proprietary interest in the Company through the granting of Options which will:

     (a) increase the interest of those Key Employees, non-employee directors and consultants in the Company's welfare;

     (b) furnish an incentive to those Key Employees, non-employee directors and consultants to continue their services for the Company; and

     (c) provide a means through which the Company may attract able persons to enter its employ, serve on its Board and render other services to it.

     2. ADMINISTRATION. The Plan will be administered by the Committee.

     3. PARTICIPANTS. The Committee shall, from time to time, select the particular Key Employees, directors and consultants of the Company and its Subsidiaries to whom Options are to be granted, and who will, upon such grant, become Participants in the Plan. The Committee has the authority, in its complete discretion, to grant Options to Participants. A Participant may be granted more than one Option under the Plan, and Options may be granted at any time or times during the term of the Plan.

     4. STOCK OWNERSHIP LIMITATION. No Incentive Option may be granted to an Employee who owns more than 10% of the voting power of all classes of stock of the Company or its Parent or Subsidiaries. This limitation will not apply if the Option price is at least 110% of the fair market value of the Common Stock at the time the Incentive Option is granted and the Incentive Option is not exercisable more than five years from the date it is granted.

     5. SHARES SUBJECT TO PLAN. The Committee may not grant Options under the Plan for more than 5,500,000 shares of Common Stock and may not grant Options to any Participant for more than 5,500,000 shares of Common Stock, but these numbers may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option granted under the Plan may be re-offered under the Plan.

     6. LIMITATION ON AMOUNT. The aggregate fair market value (determined at the time of grant) of the shares of Common Stock which any Employee is first eligible to purchase in any calendar year by exercise of Incentive Options granted under the Plan and all incentive stock option plans (within the meaning of Section 422 of the Code) of the Company or its Parent or Subsidiaries shall not exceed $100,000. For this purpose, the fair market value (determined at the respective date of grant of each option) of the stock purchasable by exercise of an Incentive Option (or an installment thereof) shall be counted against the $100,000 annual limitation for an Employee only for the calendar year such stock is first purchasable under the terms of the Incentive Option.

     7. ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of Options to Key Employees, non-employee directors and consultants of the Company or its Subsidiaries. The grant of an Option to an individual shall not be deemed either to entitle the individual to, or to disqualify the individual from, participation in any other grant of Options under the Plan.

     8. GRANT OF OPTIONS. All the Options under the Plan shall be granted by the Committee. The Committee is authorized to grant Incentive Options, Nonqualified Options, or a combination of both, under the Plan; provided, however, Incentive Options may be granted only to Employees. The grant of Options shall be evidenced by Option Agreements containing such terms and provisions as are approved by the Committee, but not inconsistent with the Plan, including provisions that may be necessary to assure that any Option that is intended to be an Incentive Option will comply with Section 422 of the Code. The Company shall execute Option Agreements upon instructions from the Committee. Except as provided otherwise in Sections 5 and 14, the terms of any Option Agreement executed by the Company shall not be amended, modified or changed without the written consent of the Company and the Participant.

     An Option Agreement may provide that the Participant may request approval from the Committee to exercise an Option or a portion thereof by tendering Qualifying Shares at the fair market value per share on the date of exercise in lieu of cash payment of the Option price.

     The Plan shall be submitted to the Company's stockholders for approval. The Committee may continue to grant Options under the Plan after the amendment and restatement of the Plan on May 12, 2000 and prior to the time of stockholder approval, which Options will be effective when granted, but if for any reason the stockholders of the Company do not approve the amended and restated Plan at their 2000 annual meeting (or any adjournment thereof), all Incentive Options granted under the Plan prior to that stockholder meeting at a time when the aggregate number of shares subject to then outstanding options exceeded the aggregate number of shares then available for issuance under the Plan, will be deemed to have been granted as Nonqualified Options, and no such Options may be exercised in whole or in part prior to such stockholder meeting.

     9. OPTION PRICE. The Option price for shares subject to Options granted under the Plan shall be determined by the Committee and, with respect to Incentive Options, shall not be less than 100% of the fair market value per share of the Common Stock (or 110% of such amount as required by Section 4) on the date the Option is granted. For purposes of the Plan, the fair market value of a share of the Common Stock on the date of grant of the Incentive Option shall be the reported closing price of the Common Stock on the New York Stock Exchange on the date of grant of that Incentive Option, or if no sale of the Common Stock shall have been reported on such date of grant, on the next preceding day or the last day prior to the date of grant when a sale was reported.

     10. OPTION PERIOD; VESTING. The Option Period will begin on the date the Option is granted, which will be the date the Committee authorizes the Option unless the Committee specifies a later date. No Option may terminate later than ten years (or five years as required by Section 4) from the date the Option is granted. The Committee may provide for the exercise of Options in installments and subject to the provisions hereof, upon such terms, conditions and restrictions as it may determine. The Committee may provide for termination of the Option in the case of termination of employment, directorship or consultant relationship, dishonesty, or for any other reason.

     11. RIGHTS IN EVENT OF DEATH OR DISABILITY. If a Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to termination of his right to exercise an Option in accordance with the provisions of his Option Agreement, the Option Agreement may provide that it may be exercised, to the extent of the shares with respect to which the Option could have been exercised by the Participant on the date of his death or disability,
(i) in the case of death, by the Participant's estate or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant, or (ii) in the case of disability, by the Participant or his personal representative, provided the Option is exercised prior to the date of its expiration or not more than one year from the date of the Participant's death or disability, whichever first occurs. The date of disability of a Participant shall be determined by the Committee.

     12. PAYMENT. Full payment for shares purchased upon exercising an Option shall be made in cash or by check or, if the Option Agreement so permits, by tendering Qualifying Shares at the fair market value per share at the time of exercise, or on such other terms as are set forth in the applicable Option Agreement. The Committee may permit a Participant exercising an Option to simultaneously exercise the Option and sell a portion of the shares acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from the sale as payment of the Option price of the Common Stock being acquired by exercise of the Option. In addition, the Participant shall tender payment of the amount as may be requested by the Company, if any, for the purpose of satisfying its statutory liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of an Option. No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until shares are issued to him.

     13. EXERCISE OF OPTION. Unless otherwise provided in the Plan, all Options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in accordance with such terms and subject to such restrictions as are set forth in the applicable Option Agreements. In no event may an Option be exercised or shares be issued pursuant to an Option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of Options shall not have been taken or secured.

     14. CAPITAL ADJUSTMENTS AND REORGANIZATIONS; ANTIDILUTION. The number of shares of Common Stock covered by each outstanding Option, and the Option prices thereof, may be adjusted to reflect, as deemed appropriate by the Committee, any stock dividend, stock split, share combination, or the like of or by the Company.

     If (i) the Company shall sell all or substantially all of its assets, (ii) the Company shall be a party to any merger, consolidation or other corporate reorganization as the result of which either the Company is not a surviving or continuing corporation or the Company is a surviving or continuing corporation but the shares of Common Stock outstanding immediately before the merger, consolidation or other corporate reorganization are converted by virtue of that transaction into other property (whether cash, other securities, or otherwise), except as described below, or (iii) when the Common Stock is traded in the over-the-counter market or on any securities exchange, pursuant to a tender offer or exchange offer for securities of the Company, or in any other manner, any person or group within the meaning of the Securities Exchange Act of 1934, as amended (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any of its affiliates), acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of Common Stock or other securities of the Company (or its successor) constituting more than 50% of the combined voting power entitled to elect directors of the Company (or its successor) (any such event described above in this paragraph, a "Change of Control"), then the Options outstanding immediately before the Change of Control will be assumed by the surviving corporation or the acquiring corporation or will be converted into options or rights of at least equal value; except that if the surviving corporation or the acquiring corporation refuses to so assume or to so convert the outstanding Options, then the Options shall become fully vested and exercisable, and the Company shall notify each Participant, not later than 20 days prior to the effective date of such Change of Control (except that in the case of a Change of Control described in clause
(iii) above in this paragraph, notice shall be given as soon as practicable after that Change of Control), that all his Options have become fully vested and exercisable, whether or not such Options would otherwise then be exercisable under the terms of his Option Agreement. Any such arrangement relating to Incentive Options shall comply with the requirements of Section 422 of the Code and the regulations thereunder. To the extent that the Participants exercise the Options before or on the effective date of the Change of Control, the Company shall issue all Common Stock purchased by exercise of those Options, and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change of Control. Upon a Change of Control, where the outstanding Options are not assumed by the surviving corporation or the acquiring corporation, the Plan shall terminate, and any unexercised Options outstanding under the Plan at that date shall terminate. Notwithstanding the foregoing, an event described in clause (ii) above in this paragraph shall not constitute a Change of Control if the stockholders of the Company immediately before the merger, consolidation, or other corporate reorganization hold more than 50% of the outstanding securities of the surviving corporation or the acquiring corporation immediately following the merger, consolidation, or other corporate reorganization.

     15. TAX WITHHOLDING. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal income taxes or other taxes with respect to the exercise of any Option granted under the Plan. Such rules and procedures may provide that the withholding obligation shall be satisfied by the Company withholding shares of Common Stock otherwise issuable upon exercise of a Nonqualified Option in an amount equal to the statutory prescribed minimum withholding applicable to the ordinary income resulting from the exercise of that Nonqualified Option.

     16. NON-ASSIGNABILITY. Options may not be transferred other than by will or by the laws of descent and distribution. Except in the case of the death or disability of a Participant, Options granted to a Participant may be exercised only by the Participant.

     17. INTERPRETATION. The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations.

     18. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board or the Committee without the approval of the stockholders of the Company, except that any amendment that would (a) materially increase the number of securities that may be issued under the Plan or (b) materially modify the requirements of eligibility for participation in the Plan shall be submitted to the stockholders of the Company for approval.

     19. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, non-employee director or consultant any right to be granted an Option to purchase Common Stock or any other rights except as may be evidenced by the Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Options granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding. Nothing contained in the Plan or in any Option Agreement shall confer upon any Employee, non-employee director or consultant any right to (i) continue in the employ of the Company or any of its Subsidiaries, or continue as a director or consultant of the Company or any of its Subsidiaries or (ii) interfere in any way with the right of the Company or any of its Subsidiaries to terminate his employment, directorship or consultant relationship at any time.

     20. TERM. Unless sooner terminated by action of the Board, this Plan will terminate on May 11, 2010. The Committee may not grant Options under the Plan after that date, but Options granted before that date will continue to be effective in accordance with their terms.

     21. DEFINITIONS. For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the Executive Committee of the Board, except that (i) the Compensation Committee of the Board shall administer the Plan with respect to the grant of Options to employees who are officers of the Company and (ii) the entire Board shall administer the Plan with respect to the grant of Options to directors of the Company.

     (d) "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

     (e) "Company" means Tyler Technologies, Inc., a Delaware corporation.

     (f) "Employee" means an individual who is employed, within the meaning of
Section 3401 of the Code, by the Company or by a Subsidiary. The Committee shall determine when an Employee's period of employment terminates and when such period of employment is deemed to be continued during an approved leave of absence.

     (g) "Incentive Option" means an Option granted under the Plan which meets the requirements of Section 422 of the Code.

     (h) "Key Employee" means any Employee of the Company and its Subsidiaries whose performance and responsibilities are determined by the Committee to have a direct and significant effect on the performance of the Company and its Subsidiaries.

     (i) "Nonqualified Option" means an Option granted under the Plan which is not intended to be an Incentive Option.

     (j) "Option" means an option granted pursuant to the Plan to purchase shares of Common Stock, whether granted as an Incentive Option or as a Nonqualified Option.

     (k) "Option Agreement" means, with respect to each Option granted to a Participant, the signed written agreement between the Participant and the Company setting forth the terms and conditions of the Option.

     (l) "Option Period" means the period during which an Option may be exercised.

     (m) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     (n) "Participant" means an individual to whom an Option has been granted under the Plan.

     (o) "Plan" means this Tyler Technologies, Inc. Stock Option Plan, as set forth herein and as it may be amended from time to time.

     (p) "Qualifying Shares" means shares of Common Stock which either (i) have been owned by the Participant for more than six months and have been "paid for" within the meaning of Rule 144 promulgated under the Securities Act of 1933, or
(ii) were obtained by the Participant in the public market.

     (q) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and "Subsidiaries" means more than one of any of such corporations.

APPENDIX B


PEER GROUP INDEX

ADAC LABORATORIES
ADE CORP./MA
ALLIANCE IMAGING, INC.
ALLOY ONLINE, INC.
AMERICAN SOFTWARE - CLA
ANCHOR FINANCIAL CORP./SC
ANESTA CORP.
APCO ARGENTINA, INC.
BRIGHT HORIZONS FAMILY SOLUTIONS
CALGON CARBON CORP.
CAPITAL SOUTHWEST CORP.
CELL PATHWAYS, INC.
CHURCHILL DOWNS, INC.
COMMUNITY TRUST BANCORP, INC.
CORPORATE HIGH YIELD FUND, INC.
CORT BUSINESS SERVICES CORP.
CVS AUTOMATIC COMMON EXCHANGE SECURITY TRUST
DELTEK SYSTEMS, INC.
EMERGING MARKETS INCOME FUND II, INC.
EUROPEAN WARRANT FUND, INC.
EXTENDICARE, INC. - SVTG
FAIRCHILD CORP. - CLA
FARMERS CAPITAL BANK CORP.
FREEDOM SECURITIES CORP.
GBC BANCORP./CA
GENELABS TECHNOLOGIES, INC.
GENERAL CIGAR HOLDINGS - CLA
GENERAL COMMUNICATION - CLA
GLEASON CORP.
GUITAR CENTER, INC.
HALL KINION & ASSOCIATES, INC.
HYSEQ, INC.
I-STAT CORP.
INTERGRAPH CORP.
INTERNATIONAL FIBERCOM, INC.
JFAX.COM, INC.
KEMPER HIGH INCOME
LANDRYS SEAFOOD RESTAURANTS
LINDSAY MANUFACTURING COMPANY
LIQUI-BOX CORP.
LSI INDUSTRIES, INC.
MAPICS, INC.
MCGRATH RENTCORP.
MEADE INSTRUMENTS CORP.
MEDIA 100, INC.
MORGAN STANLEY DEAN WITTER MUNICIPAL INCOME TRADERS

MUNIVEST FUND II, INC.
NORTH PITTSBURGH SYSTEMS
NUVEEN NY INVESTMENT QUALITY MUNICIPAL FUND
NUVEEN SELECT TAX FREE INCOME PORTFOLIO
OCEANFIRST FINANCIAL CORP.
OPPENHEIMER MULTI-SECTOR
PHILLIPS - VAN HEUSEN
PITTSTON CO-BAX GROUP
PLAINS RESOURCES, INC.
POLYMEDICA CORP.
PRIME GROUP REALTY TRUST
PROVIDENCE ENERGY CORP.
RESOURCEPHOENIX.COM, INC.
SCANSOURCE, INC.
SEGUE SOFTWARE, INC.
SPSS, INC.
STAFFMARK, INC.
STEPAN COMPANY
THEGLOBE.COM, INC.
THERMEDICS, INC.
UNITED FIRE & CASUALTY COMPANY
UNIVERSAL DISPLAY CORP.
VALUE AMERICA, INC.
VENTIV HEALTH, INC.
WACKENHUT CORP.
WEST COAST BANCORP./ OR
ZANY BRAINY, INC.
ZYGO CORP.

-----------------
VOTE BY TELEPHONE
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

----------------------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY
     STATEMENT/PROSPECTUS AND PROXY CARD.

2.   CALL THE TOLL-FREE NUMBER
     1-877-PRX-VOTE (1-877-779-8683).

3.   ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
     LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.   FOLLOW THE RECORDED INSTRUCTIONS.
----------------------------------------------------------------
YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!



----------------
VOTE BY INTERNET
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

----------------------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY
     STATEMENT/PROSPECTUS AND PROXY CARD.

2.   GO TO THE WEBSITE
     http://www.eproxyvote.com/tyl

3.   ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
     LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.   FOLLOW THE INSTRUCTIONS PROVIDED.
----------------------------------------------------------------
YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/tyl anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                  DETACH HERE


  [X]  PLEASE MARK
       VOTES AS IN
       THIS EXAMPLE.


     THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.

     1. Election of Directors:

        NOMINEES: (01) Lorch, (02) Meyer, (03) Oates, (04) Rundell, (05)
                  Waters, (06) Yeaman


              FOR                           WITHHELD
              ALL     [ ]            [ ]    FROM ALL
            NOMINEES                        NOMINEES


     [ ]
        -------------------------------------------------------------------
     TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), MARK ABOVE AND WRITE NOMINEE'S NAME(S) IN SPACE PROVIDED.

     2. Approval of the Tyler Technologies, Inc. Stock Option Plan (Amended and Restated as of May 11, 2000).

          FOR           AGAINST        ABSTAIN
          [ ]             [ ]            [ ]

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]


Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. when signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.


Signature:                              Date:
          -------------------------          ----------------------------

Signature:                              Date:
          -------------------------          ----------------------------

                                  DETACH HERE



                                     PROXY

                            TYLER TECHNOLOGIES, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY


     The undersigned hereby (1) acknowledges receipt of the Notice dated May 25, 2000 of the annual meeting of stockholders of Tyler Technologies, Inc. (the "Company") to be held at the Melrose Hotel, 3015 Oak Lawn Avenue, Dallas, Texas, on Wednesday, June 28, 2000, at 10:00 a.m., Dallas time, and the proxy statement in connection therewith, and (2) appoints Louis A. Waters and John M. Yeaman, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as indicated on the reverse side hereof. If only one of the above proxies shall be present in person or by substitute at such meeting or at any adjournment thereof, that proxy so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.


-----------                                                         -----------
SEE REVERSE                                                         SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
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